Execution Version

AMENDMENT NO. 3 TO THE FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF TKO OPERATING COMPANY, LLC

This AMENDMENT NO. 3 TO LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment No. 3”), effective as of October 24, 2025, entered into by and among TKO Operating Company, LLC (the “Company”), TKO Group Holdings, Inc., a Delaware corporation, in its capacity as the managing member of the Company (“Manager”), Endeavor Operating Company, LLC, a Delaware limited liability company (“Endeavor”), January Capital Holdco, LLC, a Delaware limited liability company (“January Holdco”), and January Capital Sub, LLC, a Delaware limited liability company (“January Sub”), amends that certain Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 12, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “LLC Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the LLC Agreement. The Company, Manager, Endeavor, January Holdco and January Sub are referred to herein collectively as the “Parties” and each individually as a “Party.”

W I T N E S S E T H:

WHEREAS, pursuant to Section 13.10 of the LLC Agreement, the LLC Agreement can be amended at any time and from time to time by the Managing Member without the approval of any other member; and

WHEREAS, Manager, in its capacity as Managing Member of the Company, desires to amend the LLC Agreement on the terms and conditions set forth herein:

NOW, THEREFORE, in consideration of the promises, and the mutual representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

Section 1.
Amendment to Section 1.01. Section 1.01 of the LLC Agreement is hereby amended by inserting the following defined term as a new defined term:

“Qualifying Offering” means any public or private offering of shares of Class A Common Stock by PubCo following the date hereof.

Section 2.
Amendment to Section 9.01. Section 9.01 of the LLC Agreement is hereby amended by replacing the text in Section 9.01(a) in its entirety with the following:

“Subject to (i) the terms of any Trading Policy (including any Black-Out Period contained therein) and (ii) the waiver or expiration of any contractual lock-up period relating to the shares of PubCo (or any corresponding Units) that may be applicable to such Member (including pursuant to the Governance Agreement), each Member (other than PubCo) shall be entitled to cause the Company to redeem (a “Redemption”) its Common Units (excluding any Common Units that are subject to vesting conditions or subject to Transfer limitations pursuant to this Agreement or an applicable Award Agreement or Equity Incentive Plan) in whole or in part (the “Redemption Right”) at any time and from time to time. A Member desiring to exercise its Redemption Right (a “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company, with a copy to PubCo. The Redemption Notice shall specify (i) the number of Common Units (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date, not less than two (2) Business Days nor more than ten (10) Business Days after delivery of such Redemption Notice (unless and to the extent that the Managing Member in its sole discretion agrees in writing to waive such time periods), on which exercise of the Redemption Right shall be completed (the “Redemption Date”) and (ii) if the Redeemed Units are to be issued other than in the name of the Redeeming Member, the name(s) of the Person(s) in whose name or on whose order the shares of Class A Common Stock are to be issued; provided, that (A) if, as of the date of the Redemption Notice, the sum of (x) the aggregate amount of PubCo’s cash balance plus (y) the aggregate amount of any outstanding loans made by PubCo to the Company pursuant to the Cash Management Policy exceeds One Hundred Million Dollars ($100,000,000) (as determined by the Managing Member in good faith), then the Redemption Date shall be deemed to be the date that is thirty (30) days following the date of the Election Notice (as defined below) and (B) the Redemption Notice may specify that the Redemption is to be contingent (including as to the timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of the Share Settlement into which the Redeemed Units are exchangeable, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Share Settlement would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property; provided, further that the Redeeming Member may withdraw or amend a Redemption Notice, in whole or in part, prior to the effectiveness of the Redemption, at any time prior to 5:00 p.m. New York City time, on the Business Day immediately preceding the Redemption Date (or any such later time as may be required by applicable Law) by delivery of a written notice of withdrawal to the Company (with a copy to PubCo), specifying (1) the number of withdrawn Units, (2) if any, the number of Units as to which the Redemption Notice remains in effect and (3) if the Redeeming Member so determines, a new Redemption Date or any other new or revised information permitted in the Redemption Notice. PubCo shall have the option to elect to have the Redeemed Units be acquired in consideration for either a Share Settlement or a Cash Settlement; provided, for the avoidance of doubt, that PubCo may elect to have the Redeemed Units be redeemed in consideration for a Cash Settlement only to the extent that PubCo has cash available in an amount equal to at least the amount of the Cash Settlement, which cash was received from a Qualifying Offering. Following receipt of the Redemption Notice, and in any event at least one (1) Business Day prior to the Redemption Date, PubCo shall deliver to the Redeeming Member a notice specifying such election (an “Election Notice”); provided, that if PubCo does not timely deliver an Election Notice, PubCo shall be deemed to have elected the Share Settlement method. If the Election Notice specifies a Cash Settlement, then on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date):

(i)
the Redeeming Member shall Transfer and surrender, free and clear of all liens and encumbrances (x) the Redeemed Units to the Company and (y) an equal number of shares of Class B Common Stock to PubCo;
(ii)
the Company shall (x) cancel the Redeemed Units, (y) pay to the Redeeming Member the applicable Cash Settlement and (z) if the Units are certificated, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (i) of this Section 9.01(a) and the Redeemed Units; and
(iii)
PubCo shall cancel and retire for no consideration the shares of Class B Common Stock that were Transferred to PubCo pursuant to Section 9.01(a)(i)(y) above.”
Section 3.
References. From and after the date of this Amendment No. 3, references in the LLC Agreement to the “Agreement” shall be deemed to refer to the LLC Agreement as amended hereby unless the context otherwise requires.
Section 4.
Full Force and Effect. Except as otherwise expressly provided herein, all of the terms and conditions of the LLC Agreement remain unchanged and continue in full force and effect. This Amendment No. 3 is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the LLC Agreement or any of the documents referred to therein. This Amendment No. 3 shall be deemed to be in full force and effect from and after the execution of this Amendment No. 3 by the parties hereto as if the amendments made hereby were originally set forth in the LLC Agreement.
Section 5.
Jurisdiction; Waiver of Jury Trial; Governing Law. Section 13.05, Section 13.06 and Section 13.11 of the LLC Agreement are hereby incorporated into this Amendment No. 3 by reference, mutatis mutandis.
Section 6.
Counterparts; Severability. Section 13.07 and Section 13.09 of the LLC Agreement are hereby incorporated into this Amendment No. 3 by reference, mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 on the day and year first indicated above.

TKO OPERATING COMPANY, LLC

By: /s/ Andrew Schleimer
Name: Andrew Schleimer
Title: Chief Financial Officer

TKO GROUP HOLDINGS, INC.

By: /s/ Andrew Schleimer
Name: Andrew Schleimer
Title: Chief Financial Officer

ENDEAVOR OPERATING COMPANY, LLC

By: /s/ Courtney Braun
Name: Courtney Braun
Title: Chief Legal Officer

JANUARY CAPITAL HOLDCO, LLC

By: /s/ Courtney Braun
Name: Courtney Braun
Title: Chief Legal Officer

JANUARY CAPITAL SUB, LLC

By: /s/ Courtney Braun
Name: Courtney Braun
Title: Chief Legal Officer